Restated Certificate of Incorporation

                                       of

                            GB Property Funding Corp.




         The undersigned officer of GB Property Funding Corp., a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

         A. The name of the corporation (hereinafter called the "Corporation") is GB Property Funding Corp. The date of filing of the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is September 29, 1993.


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         B.  The  amendment  and  the   restatement   of  the   certificate   of
incorporation of the Corporation has been duly adopted in accordance with the provisions of Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware and the certificate of incorporation is hereby amended, restated and integrated in its entirety as follows:

         FIRST.   The name of this corporation shall be: GB Property Funding
Corp. (the "Corporation").

         SECOND. The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

         THIRD.   The purpose or purposes of the Corporation shall be:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares which the Corporation shall have authority to issue is 1,000 consisting of 1,000 shares of common stock, all of a par value of one dollar ($1.00) each ("Common Stock"). The Common Stock of the Corporation may be issued from time to time in any number of shares, provided that the aggregate number of shares issued and not canceled shall not exceed the total number of shares of Common Stock hereinabove authorized.

         FIFTH.   The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

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         SIXTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this ARTICLE SIXTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         SEVENTH.  The  corporation  shall,  to the fullest extent  permitted by
Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         EIGHTH. All securities (as defined by the New Jersey Casino Control Act (the "Act")) of the Corporation are held subject to the condition that, if a holder thereof is found to be disqualified by the New Jersey Casino Control Commission pursuant to the provisions of the Act, such holder shall (a) dispose of his or her interest in the Corporation; (b) not receive any dividends or interest upon any such securities; (c) not exercise, directly or through any trustee or nominee, any voting right conferred by such securities; and (d) not receive any remuneration in any form from the casino licensee for services rendered or otherwise. If any unsuitable or disqualified holder fails to dispose of his securities within 180 days following such disqualification, (i) such securities shall be subject to redemption by the Corporation, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken, pursuant to Section 151(b) of the General Corporation Law of Delaware, to the extent necessary to prevent the loss or secure the reinstatement of any government-issued license or franchise held by the Corporation or any subsidiary thereof to conduct any portion of the business of the Corporation or such subsidiary, which license or franchise is conditioned upon some or all of the holders of the Corporation's securities possessing prescribed qualifications, and (ii) such unsuitable or disqualified holder shall indemnify the Corporation for any and all direct or indirect costs, including attorneys' fees, incurred by the Corporation as a result of such holder's continuing ownership or failure to divest promptly. The redemption price for all securities to be redeemed by the Corporation pursuant to this ARTICLE EIGHTH shall be the par value per share thereof.

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         NINTH The Corporation shall not create,  designate,  authorize or cause to be issued any class or series of nonvoting stock.

         TENTH.   The corporation elects not to be governed by the Takeover
Statute (Section 203 of the General Corporation Law of the State of Delaware).

         IN  WITNESS   WHEREOF,   the  undersigned  has  executed,   signed  and
acknowledged this restated certificate of incorporation this ____ day of September, 2000.

                                            By:
                                            Name:
                                            Title:

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